Exhibit 99.1
Grindr Hosts First Investor Day
Company Raises 2024 Revenue Guidance and Sets Four-Year Annual Revenue Growth Target of 20-25%
Outlines New Product Roadmap to Deliver on its Mission to Build the Global Gayborhood in Your PocketTM

LOS ANGELES, CA – June 26, 2024 – Grindr Inc. (NYSE: GRND) will host today in New York its inaugural investor day as a public company, unveiling its plans to deliver on its mission to build the Global Gayborhood in Your Pocket. Presentations by Grindr senior management will highlight its industry-leading performance and user engagement metrics, the Company’s new product roadmap that is powered by AI, and a four-year financial outlook.
“Grindr is unique because it was built by gay people for gay people. By focusing on our users over the past 15 years, we’ve achieved tremendous loyalty and engagement from them,” said George Arison, Grindr’s Chief Executive Officer. “Throughout our investor day, we will articulate the innovation we are planning in order to make our user experience even better and drive long-term growth. We are improving connection and casual dating, which have always been core to Grindr, through a suite of features called Right Now, while also creating new AI-first features to help users more easily find long-term relationships. We know our users want additional functionality to help them better access other types of social connections and to access curated, relevant information and services that will enhance the quality of their lives. Through new product expansions, we are creating ways for users to gain these experiences in the app.”
Grindr will present a multi-year product plan to build out additional functionality in its app. This includes developing eight new products for users to engage with Grindr’s core use cases of connectivity, dating, and relationships, and Gayborhood expansion use cases, which are new partnership-based digital services typically found in physical gayborhoods. To bring this vision to life, the roadmap leverages AI in a variety of ways, including the Grindr Wingman product.
Today, Grindr is increasing its revenue guidance for 2024 from revenue growth of at least 23% to at least 25%. Adjusted EBITDA guidance for 2024 of at least 40% remains intact. Looking out to 2027, with the Company’s new product plans designed to support the core dating business, Grindr expects to deliver 20-25% revenue growth annually through 2027, with Adjusted EBITDA margins in the range of 39-42%. Grindr’s expanded, partnership-based, digital Gayborhood services, including travel, wellness, and entertainment experiences, are not reflected in Grindr’s revenue outlook through 2027, though modest investments in these initiatives are factored into the company’s long-term Adjusted EBITDA margins.
“Grindr has built a durable financial model that is delivering strong, reliable growth as we execute on our monetization strategy,” said Vanna Krantz, Chief Financial Officer. “Our 2024 revenue guidance increase combined with the longer-term financial targets we are announcing today demonstrate our confidence in Grindr’s continued strong revenue growth and Adjusted EBITDA profitability even as we invest prudently in our product roadmap and new use cases. We believe our plans set up Grindr for significant profitable growth, cash generation and value creation.”
For more details or to view Grindr’s investor day presentation, visit investors.grindr.com.

About Grindr Inc.
With more than 13.7 million monthly active users, Grindr has grown to become the Global Gayborhood in Your Pocket, on a mission to make a world where the lives of our global community are free, equal, and just. Available in 190 countries and territories, Grindr is often the primary way for its users to connect, express themselves, and discover the world around them. Since 2015 Grindr for Equality has advanced human rights, health, and safety for millions of LGBTQ+ people in partnership with organizations in every region of the world. Grindr has offices in West Hollywood, the Bay Area, Chicago, and New York. The Grindr app is available on the App Store and Google Play.
Investors:
IR@grindr.com
Media:
Press@grindr.com

Forward-Looking Statements

This press release contains statements that may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “seeks,” “should,” “upcoming,” “will” or the negative version of these words or other comparable words or phrases.

The forward-looking statements include statements regarding our strategic priorities; product roadmap; new plans, products, and features; AI-first features; our long term vision and our annual revenue and adjusted EBITDA guidance for 2024 through 2027. These statements reflect our current views about our business and future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed in any forward-looking statement. There are no guarantees that any transactions or events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth in or contemplated by the forward-looking statements:

•our ability to retain existing users and add new users;
•the impact of the regulatory environment and complexities with compliance related to such environment, including maintaining compliance with privacy, data protection, and user safety laws and regulations;
•our ability to address privacy concerns and protect systems and infrastructure from cyber-attacks and prevent unauthorized data access;
•our success in retaining or recruiting our directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles;
•our ability to respond to general economic conditions;
•competition in the dating and social networking products and services industry;
•our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner;
•our ability to successfully adopt generative AI processes and algorithms into our daily operations, including by deploying generative AI and machine learning into our products and services;
•our dependence on the integrity of third-party systems and infrastructure;
•our ability to protect our intellectual property rights from unauthorized use by third parties;
•whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters; and
•the effects of macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters, and wars or other regional conflicts.

In addition, statements that “Grindr believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subjects as of the date of any such statement. These statements are based upon information available to us as of the date they are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors.” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

Non-GAAP Financial Measures

We use Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted EBITDA adjusts for the impact of items that we do not consider indicative of the operational performance of our business. We define Adjusted EBITDA as net income (loss) excluding income tax provision; interest expense, net; depreciation and amortization; stock-based compensation expense; transaction-related costs; gain (loss) in fair value of warrant liability; and severance expense, litigation-related costs, and other items, in each case that are unrelated to our core ongoing business operations. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

Our management uses this measure internally to evaluate the performance of our business and this measure is one of the primary metrics by which management and other employees are compensated. We exclude the above items as some are non-cash in nature and others may not be representative of normal operating results. While we believe that Adjusted EBITDA and Adjusted EBITDA Margin are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with GAAP.

We are not able to estimate net income (loss) or net income (loss) margin on a forward-looking basis or reconcile the guidance provided for Adjusted EBITDA margin to net income (loss) margin on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA margin. In particular, the measures and effects of our stock-based compensation related to equity grants and the gain (loss) on changes in fair value of our warrant liability that, in each case, are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.

Trademarks

This press release may contain trademarks of Grindr. Solely for convenience, trademarks referred to in this press release may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that Grindr will not assert, to the fullest extent under applicable law, its rights to these trademarks.